Filed pursuant to Rule 424(b)(3)
File No. 333-208645

Prospectus Supplement No. 6 Dated January 24, 2017
(To Prospectus Dated April 25, 2016, As Supplemented by Prospectus Supplement No. 1 Dated May 17, 2016, Prospectus Supplement No. 2 Dated May 26, 2016, Prospectus Supplement No. 3 Dated August 19, 2016, Prospectus Supplement No. 4 Dated August 31, 2016 and Prospectus Supplement No. 5 Dated November 16, 2016)

1,055,349 Shares of Common Stock

This Prospectus Supplement No. 6 (the “Prospectus Supplement”) updates and supplements the prospectus of COPsync, Inc. (the “Company,” “we,” “us,” or “our”) dated April 25, 2016, as updated and supplemented by Prospectus Supplement No. 1 dated May 17, 2016, Prospectus Supplement No. 2 dated May 26, 2016, Prospectus Supplement No. 3 dated August 19, 2016, Prospectus Supplement No. 4 dated August 31, 2016 and Prospectus Supplement No. 5 dated November 16, 2016 (collectively, the “Prospectus”), with the following attached documents which we filed with the Securities and Exchange Commission:

A.          Our Current Report on Form 8-K filed with the Securities Exchange Commission on November 25, 2016.
B.          Our Current Report on Form 8-K/A filed with the Securities Exchange Commission on December 19, 2016.
C.          Our Current Report on Form 8-K filed with the Securities Exchange Commission on January 6, 2017.
D.          Our Current Report on Form 8-K filed with the Securities Exchange Commission on January 10, 2017.
E.          Our Current Report on Form 8-K/A filed with the Securities Exchange Commission on January 11, 2017.
F.          Our Current Report on Form 8-K filed with the Securities Exchange Commission on January 19, 2017.
G.          Our Current Report on Form 8-K filed with the Securities Exchange Commission on January 20, 2017.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement.  This Prospectus Supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

The purchase of the securities offered through the Prospectus involves a high degree of risk. Before making any investment in our common stock and/or warrants, you should carefully consider the risk factors section beginning on page 8 of the Prospectus.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 24, 2017.

Index to Filings

Annex
The Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on November 25, 2016	A
The Company’s Current Report on Form 8-K/A filed with the Securities Exchange Commission on December 19, 2016	B
The Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on January 6, 2017	C
The Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on January 10, 2017	D
The Company’s Current Report on Form 8-K/A filed with the Securities Exchange Commission on January 11, 2017	E
The Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on January 19, 2017	F
The Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on January 20, 2017	G

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 18, 2016, COPsync, Inc. (the "Company") received notice from the Listing Qualifications Staff (the "Staff") of The NASDAQ Stock Market LLC ("NASDAQ") indicating that, unless the Company timely requests a hearing before the NASDAQ Hearings Panel (the "Panel"), the Company's securities were subject to suspension and subsequent delisting from NASDAQ based upon the Company's non-compliance with the applicable $2.5 million stockholders' equity requirement set forth in NASDAQ Listing Rule 5550(b). The Staff had previously granted the Company an extension through November 16, 2016 to evidence compliance with that requirement.
The Company intends to request a hearing before the Panel, at which hearing it will present its plan to satisfy the $2.5 million stockholders' equity requirement and request the continued listing of its common stock on NASDAQ pending its return to compliance. The Company's timely request for a hearing will stay any delisting action by the Staff and the Company's securities will continue to trade on The NASDAQ Capital Market under the symbol "COYN" at least pending the ultimate outcome of the hearing and the expiration of any extension period that may be granted by the Panel in response to the Company's request for continued listing on NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: November 25, 2016	By:	/s/ Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer

Annex B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

Date of Report (Date of earliest event reported): October 5, 2016

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

COPsync, Inc. (the “Company”) is filing this Form 8-K/A (Amendment No. 1) to update the information reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2016 (the “Original Form 8-K”) regarding the appointment of Brad Powers and Ward E. Leber as directors of the Company.  The purpose of this Amendment No. 1 is to amend and restate in full the Original Form 8-K to include information about certain consulting agreements entered into between the Company and Mr. Leber and the Child Safety Network, LLC, and to attach those consulting agreements as exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, the Board of Directors (the “Board”) of COPsync, Inc. (the “Company”) appointed Brad Powers and Ward E. Leber as directors of the Company. Their appointments are effective October 5, 2016 and they will each stand for election to the Board at the Company’s 2017 Annual Meeting of Stockholders.

On October 5, 2016, the Board also approved consulting arrangements with Mr. Leber for marketing and business development services and with the Child Safety Network, LLC (“CSN”), the master licensor on behalf of the non-profit organization Child Safety Network, Inc., for government relations and certain business services.  Mr. Leber founded and serves as chairman of the professional advisory board of the Child Safety Network, Inc., and serves as president of CSN.   Pursuant to the consulting agreement with Mr. Leber, the Company will pay Mr. Leber a fee of $10,000 per month.  In addition, Mr. Leber will be granted options to acquire 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $1.00 per share, which stock options vest pro-rata as of October 1, 2016, on a monthly basis over three (3) years.  The term of Mr. Leber’s consulting agreement is twelve (12) months, and may be terminated by either party upon 30 days’ written notice.  Pursuant to the consulting agreement with CSN, the Company shall pay CSN a fee of $35,000 per month, which amount shall be primarily used for certain government relations services.  In addition, CSN will be granted options to acquire 420,000 shares of Common Stock, at an exercise price of $1.00 per share, which stock options vest pro-rata as of October 1, 2016, on a monthly basis over one (1) year.  The term of the CSN consulting agreement is twelve (12) months, and may be terminated by either party upon 30 days’ written notice. In consideration for the Company’s obligations under the CSN consulting agreement, and for no additional consideration, CSN also granted the Company a non-exclusive license in the United States and all other countries in which CSN is or in the future conducts business, to use and display CSN’s name, trademarks, tradenames and logos, subject to certain terms and conditions as set forth in the Non-Exclusive License Agreement, effective as of October 1, 2016, by and between the Company and CSN.

On December 9, 2016, the Board appointed Brad Powers to its compensation committee, subject to final confirmation that Mr. Powers satisfies the independent director standards under NASDAQ corporate governance rules. The Company expects to enter into a consulting arrangement with Mr. Powers for advisory and general business services, pursuant to which Mr. Powers would also receive equity and cash compensation, which would be considered in determining whether Mr. Powers satisfies NASDAQ’s independent director standards.

Messrs. Powers and Leber will be entitled to compensation for service on the Board and its committees in accordance with the Company’s standard compensation policies and practices for non-employee directors, the components of which were disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders. A copy of the Company’s press release announcing the appointment of Messrs. Powers and Leber is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, effective as of October 1, 2016, by and between COPsync, Inc. and Ward E. Leber
10.2	Consulting Agreement, effective as of October 1, 2016, by and between COPsync, Inc. and Child Safety Network, LLC
99.1	Press Release, dated October 6, 2016, entitled “COPsync Appoints Two New Members to Board of Directors.”*

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: December 16, 2016	By:	/s/ Ronald A. Woessner
	Name:	Ronald A. Woessner
	Title:	Chief Executive Officer

Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made effective as of this 1st day of October, 2016, by and between COPsync, Inc., hereafter (“COYN”), a public corporation and Ward Eric Leber or (“Consultant”).

RECITALS
WHEREAS COYN desires to retain Consultant and Consultant desires to provide consulting services to COYN. The parties endeavor to create brand awareness and adoption of COYN’s services, benefits and technologies by schools and law enforcement agencies throughout the United States and wherever else in the world that COYN may wish to have its products introduced and sold. In particular, COYN desires to become recognized by school districts and law enforcement agencies throughout North America and to build upon strategies and contacts of Consultant to help build cases for budget approvals for COYN’s products by Mayor’s, Governors and/or other elected officials that can assist in the budget approval process and to facilitate revenue and positive publicity for COYN.

AGREEMENT

THEREFORE, in consideration of the recitals and mutual promises contained herein, the parties agree as follows:

1. Services. COYN hereby retains Consultant to perform, and Consultant hereby agrees to provide to COYN, those consultation services (the “Services”) described in the Statement of Work (“SOW”) attached hereto as Exhibit A and is incorporated by reference as if fully set forth herein.  The SOW may be amended by the parties from time to time in accordance with this Agreement. The Consultant shall retain sole and absolute discretion in the manner and means of carrying out Consultant’s activities and responsibilities under this Agreement, except to the extent as specified in this Agreement.

2. Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for twelve (12) consecutive months.  The parties may negotiate to extend the term of this Agreement and the terms and conditions under which this Agreement shall continue.

3. Compensation. COYN agrees to pay for the services rendered herein the compensation set forth in Exhibit B attached hereto by wire transfer first upon execution of this agreement and thereafter on or about the first day of each consecutive month as follows:

[CONFIDENTIAL]

4. Termination.  This Agreement may be terminated by either party for any reason upon thirty (30) days written notice in accordance with Section 19 hereof.

5. Facilities. The place of work shall be at Consultant’s discretion, except as otherwise required by the nature of the work.

COYN – CSN Agreement:	Page 1

CONSULTING AGREEMENT

6. Reporting and Reimbursement. COYN agrees to reimburse Consultant for all actual reasonable and necessary, pre-approved expenditures, which are directly related to the Consultation Services.  Consultant agrees to invoice COYN for qualified pre-approved expenses. The monthly invoice shall itemize all expenses in accordance with COYN expense report procedures. The Consultant shall also prepare and furnish reports at COYN’s request concerning the Services rendered. All payments for required travel will be paid for by COYN in advance or reimbursed to Consultant as mutually agreed. However, any COYN approved expenses incurred by Consultant hereunder shall be paid within 30 days of receipt of the itemized expense report delivered to COYN by Consultant.

8. Confidentiality/Non-Disclosure.  In the course and performance of this Agreement, Consultants and COYN may be exposed to, and will be required to, use certain “Confidential Information” (as hereinafter defined) belonging to each of the parties to this Agreement.  Consultant and COYN mutually agree that they will not use, and their respective employees, agents or representatives will not use, directly or indirectly, such Confidential Information for the benefit of any person, entity or organization without written authorization of either party to this Agreement either during or after the term of this Agreement, for as long as such information retains the characteristics of Confidential Information.

(a) Definition.  “Confidential Information” means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, customers, customer lists, contact lists, software, developments, marketing, marketing strategies, advertising strategies, video production or any digital media, proprietary methods, business plans, data reports, methods of doing business, finances or other business information disclosed by COYN or developed by the Consultant and/or COYN as part of the SOW either directly or indirectly in writing, orally or otherwise.

(b) Confidential Information.  COYN and Consultant hereby agree not to disclose any Confidential Information and further agree to review and in good-faith execute a more formal description of the Confidential Information as it becomes known as a result of the performance hereunder if requested by COYN.

(c) Other Confidential Information.  Both parties to this Agreement agree that they will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any other person or entity with which either of them has an agreement or duty to keep in confidence, if any, without first receiving the written consent of the party having ownership of, or control over, such confidential information.

(d) Third Party Confidential Information.  Consultant and COYN each recognizes that the other party has received and may in the future receive from third parties confidential or proprietary information subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes addressed to the undertakings that COYN and the Consultant have engaged to progress.  Consultant and COYN each agrees to respect any such agreement entered into by the other party of which they or either of them has actual knowledge when such knowledge is received.

(e) Return of Materials.  Upon the termination of this Agreement, or upon the earlier request of the other party to this Agreement, each party to this Agreement will deliver to the other all of the Confidential Information of the other party that it may have in its possession or control, together with all copies and abstracts thereof.

COYN – CSN Agreement:	Page 2

CONSULTING AGREEMENT

9. Equitable Relief.  The parties may apply to any state or federal court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

10. Arbitration. Any controversy or claim arising out of, or related to, the interpretation, validity, construction, performance, breach or termination of this Consulting Agreement, such dispute or controversy shall be settled by arbitration in accordance with the proceedings under the American Arbitration Association (“AAA”) rules and such arbitration will be the exclusive dispute resolution method.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision and award determined by such arbitrator shall be final, conclusive and binding upon both parties.  Except where clearly prevented by an area in dispute, both parties agree to continue performing their respective obligations under this Agreement until the dispute is resolved.

 (a) Arbitration Service Selection.  The arbitration shall be conducted by a mutually agreeable arbitration service using a single arbitrator, pursuant to the applicable rules in effect at the time of arbitration.  The arbitration shall be held in Los Angeles, California, unless otherwise agreed by both parties.  Each party to this Agreement will be responsible for the payment of one half (1/2) of the fee for the arbitration. In the event a dispute is submitted to arbitration, the parties will be responsible for their own legal fees unless otherwise agreed in writing by the parties. The award of the arbitrator shall be of the same force and effect as a final enforceable judgment of a court of competent jurisdiction.

(b) Consent to Personal Jurisdiction.  The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules.  Consultant and Company hereby consent to the personal jurisdiction of the state and federal courts located in the Commonwealth of Virginia for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c) Acknowledgment.  BOTH PARTIES HAVE READ AND UNDERSTAND SECTION 10, WHICH DISCUSSES ARBITRATION.  BOTH PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BY SIGNING THIS AGREEMENT, THEY BOTH AGREE TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 10, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF ALL RIGHTS OF BOTH PARTIES TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

11. Modification.  No modification, termination, or attempted waiver of this Agreement, or any provision thereof, shall be valid unless in writing signed by an officer or general partner of both parties.

COYN – CSN Agreement:	Page 3

CONSULTING AGREEMENT

12. Assignment.  Neither this Agreement nor any right hereunder, nor any interest herein, may be assigned or transferred by either party without the express written consent of the other party.

13. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the state of California.

14. Entire Agreement.  This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof.  No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto as specified in Section 11 above.

15. Attorney’s Fees. In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the parties will be responsible for their own fees unless otherwise agreed in writing by the parties.

16. Successors and Assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party, its successors or assignees.  The benefits and obligations of this Agreement shall be binding upon and inure to the parties hereto, their successors and assigns. The permitted assigns are any entity acquiring all or substantially all of the assets or outstanding equity of a party and any wholly owned U.S. subsidiary of a party.

17. Relationships. No joint venture, partnership, agency, or other relationship, which would impose liability upon one party for the act or failure to act of the other, shall be created or implied hereby or here from. Except as is expressly set forth herein, each party shall bear full and sole responsibility for its own expenses, liabilities, costs of operation, and the like. Neither party has or shall have the power to bind the other party or to assume or to create any obligation or responsibility, express or implied, on behalf or in the name of the other party.

18. Severability/Waiver. If the application of any provision or provisions of this Consulting Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Consulting Agreement shall not in any way be affected or impaired thereby. The waiver of any one default shall not waive defaults of the same or a different kind.

19. Notices.   Any notice to be given pursuant to this Consulting Agreement shall be in writing and shall be deemed to have been given at the time when delivered in person to a party, if an individual, or to an officer or general partner of a party otherwise or upon the earlier of (i) actual receipt by the addressee and (ii) one business day following the date of delivery to a messenger service providing for overnight delivery  and addressed to the address of the intended recipient thereof appearing on this Consulting Agreement marked to the attention to the signatory hereof.

20. Miscellaneous. This Consulting Agreement constitutes the full and complete understanding of the parties, superseding all previous agreements on the subject matter hereof.  The section headings in this Consulting Agreement are solely for convenience and shall not be considered in its interpretation. This Consulting Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The exhibits referred to herein and annexed hereto are hereby incorporated into and made a part of this Consulting Agreement.

COYN – CSN Agreement:	Page 4

CONSULTING AGREEMENT

Authorized Signatures

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FOR: COPSYNC, INC. (“COYN”)	FOR: CONSULTANT

BY: /s/ Ronald A. Woessner	BY: /s/ Ward E. Leber
Ronald Woessner, CEO & Director	Ward Eric Leber, Consultant

COYN- COPsync, Inc.
16415 Addison Road #300
Addison Road, TX 75001

DATE: November 21, 2016	DATE: 9.27.16

COYN – CSN Agreement:	Page 5

CONSULTING AGREEMENT

EXHIBIT A
STATEMENT OF WORK

Provide consulting services to COYN at the direction of Ronald A. Woessner and/or any point of contact as the board of directors may assign to provide tasks and interactions for the benefit of COYN hereunder. The Consultant will endeavor to create brand awareness and adoption of COYN’s services, benefits and technologies by schools and law enforcement agencies throughout the United States and wherever else in the world that COYN may wish to have its products introduced and sold. This will include but not be limited to causing COYN to become recognized by school districts and law enforcement agencies throughout North America and to build upon strategies and contacts of Consultant to help build cases for budget approvals for COYN’s products and services. Consultant will also be required to conduct marketing and strategic consultation which may include but not be limited to assisting with the development of digital, video and social media and public relations efforts and government relations efforts where and when COYN agrees the efforts are warranted.

For the absence of doubt, Consultant will provide both written and verbal plans, receive approvals to embark on said plans as described by consultant or as amended by COYN and then consultant will exert his best efforts to implement those plans and report regularly on the progress of the implementation of said plans.

Initial         /s/ RAW

COYN – CSN Agreement:	Page 6

CONSULTING AGREEMENT

EXHIBIT B
COMPENSATION

Fee: $10,000.00 per month

Consultant shall be granted, effective October 1, 2016, options to acquire 200,000 shares of the Company Common Stock; the options shall vest pro-rata and monthly over three years; the option exercise price shall be $1.00 per share; the options shall continue to vest so long as Consultant is a consultant to or employee of the Company; the vesting of the options shall automatically accelerate upon a change in control of the Company.

The option grant shall be documented in a separate option agreement between the Company and Consultant.

Initial          /s/ RAW

COYN – CSN Agreement:	Page 7

Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made effective as of this 1st day of October, 2016, by and between COPsync, Inc., hereafter (“COYN”), a public corporation and Child Safety Network, LLC master licensor for and Child Safety Network , Inc. (collectively called “CSN” and  or (“Consultant”).

RECITALS
WHEREAS COYN desires to retain Consultant and Consultant desires to provide consulting services to COYN. The parties endeavor to create brand awareness and adoption of COYN’s services, benefits and technologies by schools and law enforcement agencies throughout the United States and wherever else in the world that COYN may wish to have its products introduced and sold. In particular, COYN desires to become recognized by school districts and law enforcement agencies throughout North America and to build upon strategies and contacts of Consultant to help build cases for budget approvals for COYN’s products by Mayor’s, Governors and/or other elected officials that can assist in the budget approval process and to facilitate revenue and positive publicity for COYN.

AGREEMENT

THEREFORE, in consideration of the recitals and mutual promises contained herein, the parties agree as follows:

1. Services. COYN hereby retains Consultant to perform, and Consultant hereby agrees to provide to COYN, those consultation services (the “Services”) described in the Statement of Work (“SOW”) attached hereto as Exhibit A and is incorporated by reference as if fully set forth herein.  The SOW may be amended by the parties from time to time in accordance with this Agreement. The Consultant shall retain sole and absolute discretion in the manner and means of carrying out Consultant’s activities and responsibilities under this Agreement, except to the extent as specified in this Agreement.

2. Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for twelve (12) consecutive months. The parties may negotiate to extend the term of this Agreement and the terms and conditions under which this Agreement shall continue.

3. Compensation. COYN agrees to pay for the services rendered in the SOW for the performance as provided in Exhibit B to this Agreement.

4. Termination.  This Agreement may be terminated by either party for any reason upon thirty (30) days written notice in accordance with Section 19 hereof.

5. Survival.  The provisions of Section 8(a) through (e) of this Agreement set forth below shall survive the termination of this Agreement and remain in full force and effect hereafter.

6. Facilities. The place of work shall be at Consultant’s discretion, except as otherwise required by the nature of the work.
1

7. Reporting and Reimbursement. COYN agrees to reimburse Consultant for all actual reasonable and necessary, pre-approved expenditures, which are directly related to the Consultation Services.  Consultant agrees to invoice COYN for qualified pre-approved expenses. The monthly invoice shall itemize all expenses according to COYN expense report procedures. The Consultant shall also prepare and furnish reports at COYN’s request concerning the Services rendered. All payments for required travel will be paid for by COYN in advance or reimbursed to Consultant as mutually agreed. However, any COYN approved expenses incurred by Consultant hereunder shall be paid within 30 days of receipt of the itemized expense report delivered to COYN by Consultant.

8. Confidentiality/Non-Disclosure.  In the course and performance of this Agreement, Consultants and COYN may be exposed to, and will be required to, use certain “Confidential Information” (as hereinafter defined) belonging to each of the parties to this Agreement.  Consultant and COYN mutually agree that they will not use, and their respective employees, agents or representatives will not use, directly or indirectly, such Confidential Information for the benefit of any person, entity or organization without written authorization of either party to this Agreement either during or after the term of this Agreement, for as long as such information retains the characteristics of Confidential Information.

(a) Definition.  “Confidential Information” means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, customers, customer lists, contact lists, software, developments, marketing, marketing strategies, advertising strategies, video production or any digital media, proprietary methods, business plans, data reports, methods of doing business, finances or other business information disclosed by COYN or developed by the Consultant and/or COYN as part of the SOW either directly or indirectly in writing, orally or otherwise.

(b) Confidential Information.  COYN and Consultant hereby agree not to disclose any Confidential Information and further agree to review and in good-faith execute a more formal description of the Confidential Information as it becomes known as a result of the performance hereunder if requested by COYN.

(c) Other Confidential Information.  Both parties to this Agreement agree that they will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any other person or entity with which either of them has an agreement or duty to keep in confidence, if any, without first receiving the written consent of the party having ownership of, or control over, such confidential information.

(d) Third Party Confidential Information.  Consultant and COYN each recognizes that the other party has received and may in the future receive from third parties confidential or proprietary information subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes addressed to the undertakings that COYN and the Consultant have engaged to progress.  Consultant and COYN each agrees to respect any such agreement entered into by the other party of which they or either of them has actual knowledge when such knowledge is received.

(e) Return of Materials.  Upon the termination of this Agreement, or upon the earlier request of the other party to this Agreement, each party to this Agreement will deliver to the other all of the Confidential Information of the other party that it may have in its possession or control, together with all copies and abstracts thereof.
2

9. Equitable Relief.  The parties may apply to any state or federal court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

10. Arbitration. Any controversy or claim arising out of, or related to, the interpretation, validity, construction, performance, breach or termination of this Consulting Agreement, such dispute or controversy shall be settled by arbitration in accordance with the proceedings under the American Arbitration Association (“AAA”) rules and such arbitration will be the exclusive dispute resolution method.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision and award determined by such arbitrator shall be final, conclusive and binding upon both parties.  Except where clearly prevented by an area in dispute, both parties agree to continue performing their respective obligations under this Agreement until the dispute is resolved.

 (a) Arbitration Service Selection.  The arbitration shall be conducted by a mutually agreeable arbitration service using a single arbitrator, pursuant to the applicable rules in effect at the time of arbitration.  The arbitration shall be held in Los Angeles, California, unless otherwise agreed by both parties.  Each party to this Agreement will be responsible for the payment of one half (1/2) of the fee for the arbitration. In the event a dispute is submitted to arbitration, the parties will be responsible for their own legal fees unless otherwise agreed in writing by the parties. The award of the arbitrator shall be of the same force and effect as a final enforceable judgment of a court of competent jurisdiction.

(b) Consent to Personal Jurisdiction.  The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules.  Consultant and Company hereby consent to the personal jurisdiction of the state and federal courts located in the Commonwealth of Virginia for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c) Acknowledgment.  BOTH PARTIES HAVE READ AND UNDERSTAND SECTION 10, WHICH DISCUSSES ARBITRATION.  BOTH PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BY SIGNING THIS AGREEMENT, THEY BOTH AGREE TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 10, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF ALL RIGHTS OF BOTH PARTIES TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

11. Modification.  No modification, termination, or attempted waiver of this Agreement, or any provision thereof, shall be valid unless in writing signed by an officer or general partner of both parties.

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12. Assignment.  Neither this Agreement nor any right hereunder, nor any interest herein, may be assigned or transferred by either party without the express written consent of the other party.

13. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the state of California.

14. Entire Agreement.  This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof.  No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto as specified in Section 11 above.

15. Attorney’s Fees. In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the parties will be responsible for their own fees unless otherwise agreed in writing by the parties.

16. Successors and Assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party, its successors or assignees.  The benefits and obligations of this Agreement shall be binding upon and inure to the parties hereto, their successors and assigns. The permitted assigns are any entity acquiring all or substantially all of the assets or outstanding equity of a party and any wholly owned U.S. subsidiary of a party.

17. Relationships. No joint venture, partnership, agency, or other relationship, which would impose liability upon one party for the act or failure to act of the other, shall be created or implied hereby or here from. Except as is expressly set forth herein, each party shall bear full and sole responsibility for its own expenses, liabilities, costs of operation, and the like. Neither party has or shall have the power to bind the other party or to assume or to create any obligation or responsibility, express or implied, on behalf or in the name of the other party.

18. Severability/Waiver. If the application of any provision or provisions of this Consulting Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Consulting Agreement shall not in any way be affected or impaired thereby. The waiver of any one default shall not waive defaults of the same or a different kind.

19. Notices.   Any notice to be given pursuant to this Consulting Agreement shall be in writing and shall be deemed to have been given at the time when delivered in person to a party, if an individual, or to an officer or general partner of a party otherwise or upon the earlier of (i) actual receipt by the addressee and (ii) one business day following the date of delivery to a messenger service providing for overnight delivery and addressed to the address of the intended recipient thereof appearing on this Consulting Agreement marked to the attention to the signatory hereof.

20. Miscellaneous. This Consulting Agreement constitutes the full and complete understanding of the parties, superseding all previous agreements on the subject matter hereof.  The section headings in this Consulting Agreement are solely for convenience and shall not be considered in its interpretation. This Consulting Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The exhibits referred to herein and annexed hereto are hereby incorporated into and made a part of this Consulting Agreement.
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Authorized Signatures

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FOR: COPSYNC, INC. (“COYN”)	FOR: CONSULTANT

BY: /s/ Ronald A. Woessner	BY: /s/ Ward E. Leber
Ronald Woessner, CEO & Director	Ward Eric Leber, President

COYN COPsync, Inc.	Child Safety Network, LLC
16415 Addison Road #300
Addison Road, TX 75001

DATE: November 21, 2016	DATE: _________________________

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EXHIBIT A
Statement of Work

The following relates to an undertaking by Consultant on behalf of COYN
•
Deliver within 30 days of this agreement an organized “go-to-market” strategy with exact tactics and targets included for implementation throughout the term of this agreement a “first draft” of said strategy is attached hereto as Exhibit C.

•
Cause COYN to be a fully endorsed licensee of CSN, with all license fees paid in full as a result of COYN’s performance under Exhibit B which describes compensation. The “paid in Full License agreement is attached hereto as Exhibit D.

•	Build understanding, acceptance and implementation support across a broad spectrum of the U.S. Law Enforcement Community on behalf of CopSync security solutions.
•	Contact all Targets and advance relationships as directed by COYN with and among:
•	International Association of Chiefs of Police (IACP)
•	National Sheriffs’ Association (NSA)
•	FBI leadership, Washington, D.C.& Quantico, Va. (Training for FBI National Academy)
•	U.S. Dept. of Justice Criminal Division
•	Washington D.C. Metropolitan Police
•	U.S. Capitol Police
•	FBI Agents Assn.
•	Department of Homeland Security (TSA)
•	INTERPOL-Americas
•	Engage with our established contacts with the State Attorneys General’s offices throughout the Country.
•	Engage with the pertinent associations of Mayors both Democrat & Republican
•	Engage with the pertinent associations of Governors both Democrat & Republican
•	Present CopSync technology and applications to Committees and Sub-Committees of the U.S. House and Senate (inclusive of relevant leadership and Senior Staffs)
•	Engage relevant and supportive members of the Print and Electronic Media
•
Work with Child Safety Network (“CSN”) as mutually agreed to coordinate law enforcement with CSN’s contacts developed by their national decades-old relationships with all relevant local, state and federal organizations that influence decisions regarding safety and security at schools; including schools that are considered “Public, Montessori, Charter, Military, Private and Religious.”

Initial            /s/ RAW
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EXHIBIT B
Term and Compensation

Compensation for these services, as described above, will be due upon execution of the agreement in two parts:

1. Monthly Service Fee: The Monthly Service Fees will be billed at the rate of $35,000.00 (thirty-five thousand dollars) per month, for a period of twelve (12) months, or continuing as this Agreement may be extended by the mutual consent of the parties. Such monthly fee shall be remitted to the Consultant upon execution of this agreement by wire transfer and continue every 30 days for 12 consecutive months with instructions as follows:

[CONFIDENTIAL]
1.1 Services Covered by Monthly Service Fee: In addition to Exhibit A attached hereto and for the removal of doubt, CSN will use the Monthly Service fee to cover three specific areas of deliverables:
a. CSN License fee which provides all benefits described in Exhibit D; and
b. All Government Relations fees performed by Joel S. Lisker & Associates or other mutually agreed contractors of CSN; and
c. All Consultant’s deliverables, with the exception, of approved expenses to be reimbursed to Consultant by COYN in accordance with Section 7 entitled “Reporting and Reimbursement”.

2.  Equity Compensation: Consultant shall be granted, effective October 1, 2016, options to acquire 420,000 shares of the Company Common Stock; the options shall vest pro-rata and monthly over 12 months; the option exercise price shall be $1.00 per share; the options shall continue to vest so long as this Agreement is in effect; the vesting of the options shall automatically accelerate upon a change in control of the Company.

The option grant shall be documented in a separate option agreement between the Company and Consultant.

Initial        /s/ RAW
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Annex C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2017, the Board of Directors (the “Board”) of COPsync, Inc. (the “Company”) appointed Philip J. Anderson as Chief Financial Officer of the Company, effective January 2, 2017.  Prior to his appointment as the Company’s Chief Financial Officer, Mr. Anderson had served as a consultant to the Company assisting the Company with various financial matters.

Mr. Anderson, age 49, brings more than 22 years of experience in financial markets, with particular depth in balance sheet structuring and cash flow management.  Prior to joining the Company, Mr. Anderson served as the Chief Financial Officer of Electronic Cigarette International Group (ECIG-OTCBB) from January 2015 to May 2016.  Prior to joining ECIG, Mr. Anderson was an independent advisor to Pinnacle Fund and Pinnacle Family Office from November 2006.  Prior to Pinnacle, Mr. Anderson was the director of research at SIAR Capital, a family office focused on investing in small-cap growth companies and was also a research analyst at C.E. Unterberg and Ladenburg Thalmann.  Mr. Anderson earned a Bachelor’s degree in Finance from Ithaca College and a Masters of Business Administration from Hofstra University.

With his promotion to the position of Chief Financial Officer, Mr. Anderson succeeds Barry W. Wilson, the Company’s previous Chief Financial Officer.  Mr. Wilson will remain with the Company as Chief Accounting Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: January 6, 2017	By:	/s/ Ronald A. Woessner
	Name:	Ronald A. Woessner
	Title:	Chief Executive Officer

Annex D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 6, 2017, COPsync, Inc. (the “Company,” “we” or “us”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors named in the signature pages thereto (the “Purchasers”) pursuant to which the Company agreed to issue and sell an aggregate of 1,772,614 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”) and, in a concurrent private placement, the Company agreed to sell eighteen-month warrants to purchase up to 1,772,614 shares of Common Stock (the “Class A Warrants”), with an exercise price of $1.03 per share, and five-year warrants to purchase up to 1,772,614 shares of Common Stock (the “Class B Warrants” and, together with the Class A Warrants, the “Purchase Warrants”), with an exercise price of $1.03 per share (the “Private Placement”).  The combined purchase price for one registered Share, one unregistered Class A Warrant and one unregistered Class B Warrant is $0.65.

The Company expects to receive aggregate net proceeds, after deducting the placement agent’s fees and other estimated offering expenses, in the amount of approximately $957,256.  The Company intends to use the aggregate net proceeds for expansion of sales and marketing, working capital, and continued product development and network enhancement, and for other corporate purposes.

The closing of the Registered Direct Offering and the Private Placement is expected to take place on January 11, 2017, subject to customary closing conditions.

The Shares are being offered and sold to the public pursuant to our shelf registration statement on Form S-3 (File No. 333-212389) initially filed with the Securities and Exchange Commission (the “Commission) on July 1, 2016 and declared effective on July 13, 2016 (the “Registration Statement”).  A prospectus supplement relating to the Registered Direct Offering was filed with the Commission on January 6, 2017.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Securities Purchase Agreement, the Company has agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 30 days following the closing of the offering. In addition, the Company has also agreed with the Purchasers that for a period of two years following the closing of the offering, the Company will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

Purchase Warrants

Each Purchase Warrant will be exercisable beginning on the date that is six months after the date of the closing of the Private Placement (the “Initial Exercise Date”), at an exercise price of $1.03 per share for the Class A Warrants, and an exercise price of $1.03 per share for the Class B Warrants, in each case subject to adjustment as provided therein. The Class A Warrants will be exercisable for eighteen months from the Initial Exercise Date, and the Class B Warrants will be exercisable for five years from the Initial Exercise Date, but in each case not thereafter. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Purchase Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Purchase Warrants.  In addition, in the event of certain Fundamental Transactions (as defined therein), holders of the Class A Warrants may require the Company (or the successor entity, if applicable) to purchase the Class A Warrants from such holders for an amount equal to the Black Scholes Value (as defined in the Class A Warrants) of the remaining unexercised portion of such warrants, by delivering a request before the ninetieth (90th) day after the consummation of such Fundamental Transaction.

The Purchase Warrants are not and will not be listed for trading on any national securities exchange.  The Purchase Warrants and the shares of Common Stock underlying the Purchase Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are not being offered pursuant to the prospectus supplement and the accompanying base prospectus.  The Purchase Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D. The Purchase Warrants and the Warrant Shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirement of the Securities Act.

After the Initial Exercise Date, if a registration statement covering the issuance or resale of the Warrant Shares is not available for the issuance or resale, as applicable, the Purchasers may exercise the Purchase Warrants by means of a “cashless exercise.”

The foregoing descriptions of the Securities Purchase Agreement and the Purchase Warrants are qualified in their entirety by reference to the full text of the Form of Class A Warrant, Form of Class B Warrant and the Form of Securities Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference in their entirety.

The legal opinion, including the related consent, of Harter Secrest & Emery LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this report were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs at any time.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The prospectus supplement relating to the Registered Direct Offering has been filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (212) 895-3745.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Purchase Warrants and the Warrant Shares is incorporated herein by reference.

On July 1, 2016, the Company issued a convertible promissory note in the amount of $150,000 to an individual.  As of October 1, 2016, the amount owing under this note automatically increased to $300,000.  On January 3, 2017, the Company amended and restated this note (as amended and restated as of January 3, 2017, the “July 1 Note”).  The July 1 Note bears interest at a rate of 15% per annum and has a maturity date of February 1, 2017.  The note is convertible (i) at the option of the holder into any financing that closes prior to the maturity date in which the Company receives more than $500,000 at the terms of such financing, or (ii) upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.  The holder of the July 1 Note, as amended and restated, has waived his option to convert the note in connection with the Registered Direct Offering.

On October 4, 2016, the Company issued a convertible promissory note in the amount of $149,526 to a third party consultant for services.  On January 3, 2017, the Company amended and restated this note (as amended and restated as of January 3, 2017, the “October 4 Note”).  The October 4 Note bears interest at a rate of 15% per annum and has a maturity date of April 4, 2017.  The note is convertible (i) at the option of the holder into any financing that closes during the term of this note, greater than $500,000 at the terms of such financing, or (ii) upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.  The holder of the October 4 Note, as amended and restated, has waived his option to convert the note in connection with the Registered Direct Offering.

On January 3, 2017, the Company issued a convertible promissory note in the amount of $550,000 to an individual, (the “January 3 Note” and, together with the July 1 Note and the October 4 Note, each as amended and restated as of January 3, 2017, (the “Notes”)).  The January 3 Note bears interest at a rate of 15% per annum and has a maturity date of the earlier of (i) October 3, 2017 or (ii) the closing by the Company of a public or private offering of at least $4.5 million of the Company’s equity interests.  The note is convertible upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.

Pursuant to their terms, in no event may the Notes be collectively converted, in the aggregate, into more than 471,000 shares of common stock.

The issuance of the Notes was exempt from the registration requirement of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. No general solicitation or general advertising was used in connection with the issuance of the Notes, and the Company had a pre-existing relationship with the holders thereof.

Item 8.01	Other Events.

On January 6, 2017, the Company issued a press release announcing the Registered Direct Offering and the concurrent Private Placement.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Class A Warrant
4.2	Form of Class B Warrant
5.1	Opinion of Harter Secrest & Emery LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1 hereto)
99.1	Press Release, dated January 6, 2017, entitled "COPsync Announces $1.15 Million Registered Direct Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: January 10, 2017	By:	/s/ Philip J. Anderson
	Name:	Philip J. Anderson
	Title:	Chief Financial Officer

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON SHARE PURCHASE WARRANT
COPSYNC, INC.
Warrant To Purchase Common Stock
Warrant No.:
Number of Shares of Common Stock:_____________
Date of Issuance:  January [___], 2017 ("Issuance Date")
COPSYNC, INC., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after [        ], 20171 (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), ______________ (_____________)2 fully paid nonassessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the "Warrant Shares").  Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 17.  This Warrant is one of the Warrants to purchase Common Stock (the "Warrants") issued pursuant to (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January [        ], 2017 (the "Subscription Date") by and between the Company and the purchasers signatory thereto.

1 6 months after issuance date.
2 Insert 100% of the number of shares of Common Stock purchased pursuant to the SPA.

1.          EXERCISE OF WARRANT.
(a)          Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant.  Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Trading Day following the date on which the Company has received the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company's transfer agent (the "Transfer Agent").  So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (ii) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise.  The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than two (2) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.  The Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder's delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.
(b)          Exercise Price.  For purposes of this Warrant, "Exercise Price" means $1.03, subject to adjustment as provided herein.
(c)          Company's Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company's share register or (y) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, to credit the Holder's balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and either (x) there is an effective registration statement permitting the issuance of the

Warrant Shares to or resale of the Warrant Shares by Holder or (y) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof.  While this Warrant is outstanding, the Company shall cause its transfer agent to participate in the DTC Fast Automated Securities Transfer Program.  In addition to the foregoing rights, if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise.
(d)          Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
                                      B

For purposes of the foregoing formula:
A= the total number of shares with respect to which this Warrant is then being exercised.
B= as applicable:  (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(d) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(d) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder's execution of the applicable Exercise Notice if such Exercise Notice is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(d) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(d) hereof after the close of "regular trading hours" on such Trading Day.
C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the portion of this Warrant being exercised, and the holding period of the portion of this Warrant being exercised may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 1(d).

(e)          Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.
(f)                    Beneficial Ownership.  Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99][9.99]% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f).  For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number").  If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "Reduction Shares") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other

Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares.  As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares.  Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder.  For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
(g)          Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the "Required Reserve Amount"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(b) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the "Authorized Share Allocation").  In the event that a holder shall sell or otherwise transfer any of such holder's Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).
(h)          Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required

Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.  Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.
2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(a)          Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
(b)          Adjustment Upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(c)          Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company's Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS.  In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(a)          Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the

Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).
(b)          Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing, pursuant to written agreements in form and substance satisfactory to the Required Holders, all of the obligations of the Company under this Warrant and all other Transaction Documents in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, but which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction).  Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the "Company" shall instead refer to the Successor Entity), and the Successor Entity may exercise every prior right and power of the Company and shall assume all prior obligations of the Company under this Warrant with the same effect as if the Successor Entity had been named as the Company in this Warrant.  On or prior to the consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant.  Notwithstanding the foregoing, and without limiting the provisions of Section 1(g) hereof, the Holder may elect, at its sole discretion, by delivery of a written notice to the Company, to permit a Fundamental Transaction without the required assumption of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity shall ensure that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the consummation of the Corporate Event, shares of Common Stock or capital stock of the Successor Entity or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter) issuable upon exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant).  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.  The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.
(c)          Notwithstanding the foregoing, in the event of Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.
5.          NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).
6.          WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
7.          REISSUANCE OF WARRANTS.
(a)          Transfer of Warrant.  Subject to compliance with any applicable securities laws, the conditions set forth in Section 7(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
(b)          Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(c)          Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.
(d)          Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant

Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
(e)          Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.
8.          NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two  (2) Business Days after so mailed and (D) if delivered by electronic mail, when sent and (E) if delivered by facsimile, when sent (provided that confirmation of transmission is generated and kept by the sending party), and will be delivered and addressed as follows:
(i)          if to the Company, to:
COPsync, Inc.
 16415 Addison Road, Suite 300
Addison, TX 75001
 Attention: Ronald A. Woessner
Email: rwoessner@copsync.com

With a copy to (which shall not constitute notice):
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, NY 14604
Attention: Alexander R. McClean, Esq.

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.          AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
10.        GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR

ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.         VARIABLE RATE TRANSACTIONS.  Notwithstanding anything to the contrary contained herein, from and after the Subscription Date and on or prior to the second anniversary of the Issuance Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock, Convertible Securities or Options (or a combination thereof) involving a Variable Rate Transaction.  As used herein, "Variable Rate Transaction" means a transaction in which the Company or any of its Subsidiaries (i) issues or sells any debt or equity security that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to an equity line of credit or at-the-market offering, whereby the Company or any of its Subsidiaries may issue securities at a future determined price.
12.         DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder  or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
13.        REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
14.        TRANSFER.  This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company. Notwithstanding the foregoing, the Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise following the six-month anniversary of the Issuance Date, will have restrictions upon resale imposed by state and federal securities laws.
15.        SEVERABILITY; CONSTRUCTION; HEADINGS.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
16.        DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.
17.        CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:
(a)          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(b)          "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act.  For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(c)           "Bid Price" means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination.  If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 12.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
(d)          "Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the per share value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.
(e)          "Bloomberg" means Bloomberg Financial Markets.
(f)          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(g)          "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(h)          "Common Stock" means (i) the Company's Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
(i)          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(j)          "Eligible Market" means The NASDAQ Capital Market, the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc.
(k)          "Expiration Date" means the date eighteen (18) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.
(l)          "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity as a result of which transaction, the stockholders of the Company as of a time immediately prior to such transaction no longer hold at least 50% of the voting securities of the surviving entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(m)          "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(n)          "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(o)          "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(p)          "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(q)          "Principal Market" means The NASDAQ Capital Market.
(r)          "Required Holders" means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.
(s)          "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(t)          "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(u)          "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(v)          "Transaction Documents" means any agreement entered into by and between the Company and the Holder, as applicable.
 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

COPSYNC, INC.

By:___________________________
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

COPSYNC, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of COPSYNC, INC., a company organized under the laws of Delaware (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________	a "Cashless Exercise" with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

COPSYNC, INC.

By:________________________________
Name:
Title:

Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON SHARE PURCHASE WARRANT
COPSYNC, INC.
Warrant To Purchase Common Stock
Warrant No.:
Number of Shares of Common Stock:_____________
Date of Issuance:  January [___], 2017 ("Issuance Date")
COPSYNC, INC., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after [        ], 20171 (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), ______________ (_____________)2 fully paid nonassessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the "Warrant Shares").  Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 17.  This Warrant is one of the Warrants to purchase Common Stock (the "Warrants") issued pursuant to (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January [        ], 2017 (the "Subscription Date") by and between the Company and the purchasers signatory thereto.

1 6 months after issuance date.
2 Insert 100% of the number of shares of Common Stock purchased pursuant to the SPA.

1.          EXERCISE OF WARRANT.
(a)          Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant.  Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Trading Day following the date on which the Company has received the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company's transfer agent (the "Transfer Agent").  So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (ii) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise.  The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than two (2) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.  The Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder's delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.
(b)          Exercise Price.  For purposes of this Warrant, "Exercise Price" means $1.03, subject to adjustment as provided herein.
(c)          Company's Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company's share register or (y) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, to credit the Holder's balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and either (x) there is an effective registration statement permitting the issuance of the

Warrant Shares to or resale of the Warrant Shares by Holder or (y) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof.  While this Warrant is outstanding, the Company shall cause its transfer agent to participate in the DTC Fast Automated Securities Transfer Program.  In addition to the foregoing rights, if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise.
(d)          Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
                                      B

For purposes of the foregoing formula:
A= the total number of shares with respect to which this Warrant is then being exercised.
B= as applicable:  (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(d) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(d) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder's execution of the applicable Exercise Notice if such Exercise Notice is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(d) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(d) hereof after the close of "regular trading hours" on such Trading Day.
C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the portion of this Warrant being exercised, and the holding period of the portion of this Warrant being exercised may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 1(d).

(e)          Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.
(f)                    Beneficial Ownership.  Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99][9.99]% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f).  For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number").  If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "Reduction Shares") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other

Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares.  As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares.  Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder.  For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
(g)          Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the "Required Reserve Amount"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(b) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the "Authorized Share Allocation").  In the event that a holder shall sell or otherwise transfer any of such holder's Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).
(h)          Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required

Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.  Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.
2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(a)          Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
(b)          Adjustment Upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(c)          Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company's Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS.  In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(a)          Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the

Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).
(b)          Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing, pursuant to written agreements in form and substance satisfactory to the Required Holders, all of the obligations of the Company under this Warrant and all other Transaction Documents in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, but which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction).  Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the "Company" shall instead refer to the Successor Entity), and the Successor Entity may exercise every prior right and power of the Company and shall assume all prior obligations of the Company under this Warrant with the same effect as if the Successor Entity had been named as the Company in this Warrant.  On or prior to the consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant.  Notwithstanding the foregoing, and without limiting the provisions of Section 1(g) hereof, the Holder may elect, at its sole discretion, by delivery of a written notice to the Company, to permit a Fundamental Transaction without the required assumption of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity shall ensure that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the consummation of the Corporate Event, shares of Common Stock or capital stock of the Successor Entity or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter) issuable upon exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant).  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.  The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.
5.          NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).
6.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
7.          REISSUANCE OF WARRANTS.
(a)          Transfer of Warrant.  Subject to compliance with any applicable securities laws, the conditions set forth in Section 7(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
(b)          Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(c)          Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.
(d)          Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
(e)          Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-

of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.
8.          NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two  (2) Business Days after so mailed and (D) if delivered by electronic mail, when sent and (E) if delivered by facsimile, when sent (provided that confirmation of transmission is generated and kept by the sending party), and will be delivered and addressed as follows:
(i)          if to the Company, to:
COPsync, Inc.
 16415 Addison Road, Suite 300
Addison, TX 75001
 Attention: Ronald A. Woessner
Email: rwoessner@copsync.com

With a copy to (which shall not constitute notice):
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, NY 14604
Attention: Alexander R. McClean, Esq.

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.
The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.          AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
10.        GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.        VARIABLE RATE TRANSACTIONS.  Notwithstanding anything to the contrary contained herein, from and after the Subscription Date and on or prior to the second anniversary of the Issuance Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock, Convertible Securities or Options (or a combination thereof) involving a Variable Rate Transaction.  As used herein, "Variable Rate Transaction" means a transaction in which the Company or any of its Subsidiaries (i) issues or sells any debt or equity security that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to an equity line of credit or at-the-market offering, whereby the Company or any of its Subsidiaries may issue securities at a future determined price.
12.        DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder  or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
13.        REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
14.        TRANSFER.  This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company. Notwithstanding the foregoing, the Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise following the six-month anniversary of the Issuance Date, will have restrictions upon resale imposed by state and federal securities laws.
15.        SEVERABILITY; CONSTRUCTION; HEADINGS.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
16.        DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.
17.         CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:
(a)          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(b)          "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act.  For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(c)           "Bid Price" means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination.  If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 12.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
(d)          "Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the per share value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.
(e)          "Bloomberg" means Bloomberg Financial Markets.
(f)          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g)          "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(h)          "Common Stock" means (i) the Company's Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
(i)          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(j)          "Eligible Market" means The NASDAQ Capital Market, the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc.
(k)          "Expiration Date" means the date five (5) years after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.
(l)          "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity as a result of which transaction, the stockholders of the Company as of a time immediately prior to such transaction no longer hold at least 50% of the voting securities of the surviving entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its

"significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(m)          "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(n)          "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(o)          "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(p)          "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(q)          "Principal Market" means The NASDAQ Capital Market.
(r)          "Required Holders" means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.
(s)          "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(t)          "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(u)          "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.
(v)          "Transaction Documents" means any agreement entered into by and between the Company and the Holder, as applicable.
 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

COPSYNC, INC.

By:___________________________
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

COPSYNC, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of COPSYNC, INC., a company organized under the laws of Delaware (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________	a "Cashless Exercise" with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

COPSYNC, INC.

By:________________________________
Name:
Title:

Exhibit 5.1

January 10, 2017

COPsync, Inc. 16415 Addison Road, Suite 300 Addison, Texas 75001

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
Reference is made to the Registration Statement on Form S-3 (Registration No. 333-212389 (the “Registration Statement”), filed by COPsync, Inc., a Delaware corporation (the “Company”) with the Securities Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on July 13, 2016.  We are rendering this supplemental opinion in connection with the prospectus supplement, dated January 6, 2017, together with the Company’s prospectus, dated July 13, 2016, as filed the by Company with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement”), relating to the offering by the Company of 1,772,614 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).  We understand that the Shares are to be offered and sold in the manner set forth in the respective Securities Purchase Agreements entered into by the Company with the purchasers named in the signature pages thereto (collectively, the “Securities Purchase Agreements”).
In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.
Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued and sold by the Company in accordance with the terms of the Securities Purchase Agreements and against receipt of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable.

January 10, 2017

The opinions expressed herein are limited exclusively to the laws of the State of New York, and applicable provisions of the Delaware General Corporation Law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.
We hereby consent to the incorporation by reference of this opinion to the Prospectus Supplement and the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters of law.
Very truly yours,
/s/ Harter Secrest & Emery LLP

Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of January 6, 2017, between COPsync, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), as to the Shares (as defined herein), and (ii) an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder as to the Warrants (as defined herein) and the Warrant Shares (as defined herein), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
ARTICLE I.
 DEFINITIONS
1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Action” shall have the meaning ascribed to such term in Section 3.1(l).
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Class A Warrants” means those common stock purchase warrants issuable pursuant to this Agreement, which shall be exercisable following the six month anniversary of the date of issuance and have a term of exercise equal to 18 months, in the form of Exhibit A-1 attached hereto.
“Class B Warrants” means those common stock purchase warrants issuable pursuant to this Agreement, which shall be exercisable following the six month anniversary of the date of issuance and have a term of exercise equal to 60 months, in the form of Exhibit A-2 attached hereto.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.
“Commission” means the United States Securities and Exchange Commission.
“Common Shares” means the common shares of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.
“Company Securities Counsel” means Harter Secrest & Emery LLP, with offices located at 1600 Bausch & Lomb Place, Rochester, NY 14604.
“Company Patent Counsel” means Fish & Richardson, with offices located at 500 Arguello Street, Suite 500, Redwood City, CA 94063-1526.
“Company Trademark Counsel” means Christianson O’Connor Johnson Kindness PLLC, with offices located at 1201 3rd Avenue, Suite 3600, Seattle, WA 98101.
“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.
“Escrow Agent” means Continental Stock Trust & Transfer Company, with offices at 17 Battery Place, 8th Floor, New York, NY 10004.
“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and the Lead Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.
“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.
 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Shares, options or other equity awards to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; provided that such Common Shares, options or other equity awards will not be registered under the Securities Act during the period referenced in Section 4.12(a), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
 “GAAP” shall have the meaning ascribed to such term in Section 3.1(h).
 “Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(q).
“Lead Placement Agent” means Maxim Group LLC.
“Liens” means a lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever.
“Material Adverse Change” shall have the meaning assigned to such term in Section 3.1(k).
“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).
“Per Share Purchase Price” equals $0.65, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agents” mean Maxim Group LLC and Aegis Capital Corp.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the final prospectus filed for the Registration Statement.
“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.
 “Registration Statement” means the effective registration statement with Commission file No. 333-212389 which registers the sale of the Shares to the Purchasers.
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Securities” means the Shares, the Warrants and the Warrant Shares.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means the Common Shares issued or issuable to each Purchaser pursuant to this Agreement.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Common Shares).
 “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.
“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).
“Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means the current transfer agent of the Company and any successor transfer agent of the Company.
“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).
“Warrants” means, collectively, the Class A Warrants and Class B Warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof.
“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.
ARTICLE II.
 PURCHASE AND SALE
2.1          Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly,  agree to purchase, up to an aggregate of $1,152,220 of Shares and Warrants.  Each Purchaser shall, on or prior to the Closing Date, deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and he Company shall deliver to each Purchaser its respective Shares, a Class A Warrant and a Class B Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.
2.2          Deliveries.
(a)	On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i)	this Agreement duly executed by the Company;

(ii)	a legal opinion of Company Securities Counsel, and Company Patent Counsel and Company Trademark Counsel, substantially in forms and substance agreed to by such counsel and the Placement Agents;
(iii)
Subject to the last sentence of Section 2.1, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)
a Class A Warrant registered in the name of such Purchaser to purchase up to a number of Common Shares equal to 100% of such Purchaser’s Shares, with an exercise price equal to $1.03, subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the Closing Date);

(v)
a Class B Warrant registered in the name of such Purchaser to purchase up to a number of Common Shares equal to 100% of such Purchaser’s Shares, with an exercise price equal to $1.03, subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the Closing Date); and

(vi)	the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).
(b)	On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or to the Escrow Agent, as applicable, the following:
(i)	this Agreement duly executed by such Purchaser; and
(ii)	to Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in the Escrow Agreement.
2.3          Closing Conditions.
(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)
the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.
(b)	The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:
(i)
the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(iii)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;
(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and
(v)
from the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States, or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any Material Adverse Change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
 REPRESENTATIONS AND WARRANTIES
3.1          Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:
(a)
Subsidiaries.  Except as set forth on Schedule 3.1(a), the Company has no (and since the inception of the Company, the Company has not had any) “subsidiaries” within the meaning of Rule 405 under the Securities Act and holds no (and since the inception of the Company has never held any) ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.
(b)
Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as described in the Registration Statement and the Prospectus Supplement.  The Company is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing (individually and in the aggregate) could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company, (iii) a material adverse effect on the long-term debt or capital stock of the Company, (iv) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), (iii) or (iv), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)
Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)
No Conflicts or Breach.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company is a party or by which it is bound or to which any of its property or assets is subject;  or (ii) violate or conflict with any provision of the Company’s certificate or articles of incorporation, memorandum and articles of association, bylaws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents; or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic (including without limitation the Criminal Justice Information Services (“CJIS”) Security Policy); or (iv) trigger a reset or repricing of any outstanding securities of the Company, except (solely with regard to (i) and (iii) above) for any default, conflict or violation which (individually or in the aggregate) would not have or reasonably be expected to have a Material Adverse Effect.
(e)
Filings, Consents and Approvals.  The Company has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits required under the CJIS Security Policy and each applicable law, rule, regulation, ordinance, directive, judgment, decree or order, and as issued by each applicable foreign, federal, state, or local judicial, regulatory or other legal or governmental agency or body, and all third parties, foreign and domestic, if any (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus Supplement, and each such Consent is valid and in full force and effect. Neither the Company nor any of its affiliates within the meaning of Rule 144 under the Securities Act (“Affiliates”) has received any notice of any investigation or proceedings which, if decided adversely to the Company, could reasonably be expected to result in the revocation of, or the imposition of a materially burdensome restriction on, any Consent. No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body, or any third party, foreign or domestic is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (v) such consents, waivers and authorizations that shall be obtained prior to Closing (collectively, the “Required Approvals”).

(f)
Issuance of the Securities; Registration.  The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer of the Warrants provided for in the Transaction Documents or imposed by applicable securities laws. The issuance of the Securities is not subject to any statutory preemptive rights under the laws of the State of Delaware and is not and will not be subject to any preemptive rights under the Company’s certificate of incorporation or bylaws, any rights of first refusal or any other similar rights of any security holder of the Company. The Company has reserved from its duly authorized capital shares the maximum number of Common Shares issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on July 13, 2016 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement in connection with the sale of the Shares hereunder.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, shall file the Prospectus with the Commission pursuant to Rule 424(b) in relation to the sale of the Shares hereunder.  At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments and all SEC Reports incorporated therein by reference thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and Prospectus Supplement and any amendments or supplements thereto, at time the Prospectus and Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g)
Capitalization.  The capitalization of the Company is as set forth in Schedule 3.1(g).  All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock of the Company, are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or, except as disclosed in the Registration Statement, subject to any preemptive or similar right that entitles or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company any Common Share Equivalent. As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity. Except as disclosed in the Registration Statement and Prospectus Supplement, the Company has not issued any capital shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee share options under the Company’s share option plans, the issuance of Common Shares to employees pursuant to the Company’s employee share purchase plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as disclosed in the Registration Statement and Prospectus Supplement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as disclosed in the Registration Statement and Prospectus Supplement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or capital stock of any Subsidiary.  The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.
(h)
SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, and any prospectus, prospectus supplement, amendment or supplement filed in relation thereto, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not been an issuer subject to Rule 144(i) under the Securities Act during the past three years. The financial statements of the Company included or incorporated by reference in the SEC Reports or the Registration Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Except as otherwise stated in the Registration Statement, the Prospectus and the Prospectus Supplement, financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”).  No other financial statements, notes thereto or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Prospectus Supplement. The other financial tables and data included in the Registration Statement, the Prospectus and the Prospectus Supplement present fairly as of the dates indicated and for the periods specified the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement, the Prospectus and the Prospectus Supplement and the books and records of the entities whose information is presented therein No other financial statements or schedules are required to be included in the Registration Statement, the Prospectus or the Prospectus Supplement. There are no pro forma or as adjusted financial statements required to be included in the Registration Statement, the Prospectus and the Prospectus Supplement in accordance with Regulation S-X that have not been included as so required. The pro forma and pro forma as adjusted financial information included in the Registration Statement, the Prospectus and the Prospectus Supplement has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and include all adjustments necessary to present fairly in accordance with GAAP the pro forma and as adjusted financial position of the entities whose information is presented therein at the dates indicated and their cash flows and results of operations for the periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement, the Prospectus and the Prospectus Supplement provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions and the pro forma and pro forma as adjusted financial information reflects the proper application of those adjustments to the corresponding historical financial amounts. The Company does not have any off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company.
(i)
Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus and the Prospectus Supplement.

(j)
Statistical or Market Related Data. The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Prospectus Supplement are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(k)
Material Changes; Undisclosed Events, Liabilities or Developments.  Subsequent to the respective dates as of which information is presented in the Registration Statement, the Prospectus and the Prospectus Supplement, and except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement and on Schedule 3.1(k): (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, (ii) the Company has not altered its method of accounting; and (iii) there has been no material adverse change or material adverse trend inconsistent with the Company’s past reporting periods (or, to the knowledge of the Company, any development which reasonably could be expected to result in a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company; or (B) the long-term debt or capital stock of the Company (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the Prospectus, the Prospectus Supplement and Schedule 3.1(k).
(l)
Litigation.  Except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign (each, an “Action”), pending to which the Company or its Affiliates is a party or of which any property, operations or assets of the Company is a subject which, individually or in the aggregate, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Offered Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated. Except as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m)
Labor Relations.  No labor disturbances or disputes by or with the employees of the Company that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exist or, to the Company’s knowledge, are threatened.

(n)
Compliance.  Each agreement, instrument or other document described in the Registration Statement, Prospectus Supplement and SEC Reports to which the Company is a party or by which its property or business is or may be bound or affected has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except such agreements that have terminated or expired in accordance with their terms as disclosed in the Registration Statement, Prospectus Supplement and SEC Reports and except as (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 3.1(n) and as disclosed in the Registration Statement and Prospectus Supplement, none of such agreements and instruments has been assigned by the Company, to the Company’s knowledge, no party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice or both would constitute a breach or default by any party thereunder. To the Company’s knowledge, the performance by the parties of the material provisions of such agreements and instruments will not result in a violation of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except for such violations or defaults which (individually or in the aggregate) would not have or reasonably be expected to have a Material Adverse Effect. The Company has neither sent nor received any communications regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus or the Prospectus Supplement, and no such termination or non-renewal has been threatened by the Company or any other party to such contract or agreement.
(o)
Environmental Laws.          Except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company has at all times operated its business in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith. The Company has not received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that could reasonably be expected to result in a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permit or reporting requirements, and any action by any federal, state, local or foreign government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety or the handling of hazardous materials, including without limitation the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Water Pollution Control Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act.

(p)
Title to Assets.  The Company owns or leases all such properties as are necessary to the conduct of its business as currently operated and as proposed to be operated as described in the Registration Statement, the Prospectus and the Prospectus Supplement. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all Liens except such as are described in Schedule 3.1(p), the Registration Statement, the Prospectus and the Prospectus Supplement or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company. Any real property or buildings held under lease or sublease by the Company are held by them under valid, subsisting and enforceable leases or subleases, as applicable, with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company. The Company has not received any notice of any claim adverse to its ownership of any real or personal property or of any claim against its continued possession of any real property, whether owned or held under lease or sublease.
(q)
Intellectual Property.  Except as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement (collectively, the “Intellectual Property”).  (i) None of the Intellectual Property is unenforceable or invalid; (ii) except as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company has not received any notice of violation or conflict with (the Company has no knowledge of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; and (iii) except as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, there are no pending or, to the Company’s best knowledge after due inquiry, threatened actions, suits, proceedings or claims by others that allege any of the Company or a Subsidiary is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right.  The discoveries, inventions, products or processes of the Company referenced in the Registration Statement, the Prospectus and the Prospectus Supplement do not violate or conflict with any intellectual property or proprietary right of any third Person, or any discovery, invention, product or process that is the subject of a patent application filed by any third Person; no officer, director or employee of the Company is in or has ever been in violation of any term of any patent non-disclosure agreement, invention assignment agreement, or similar agreement relating to the protection, ownership, development use or transfer of the Intellectual Property or, to the Company’s best knowledge after due inquiry, any other intellectual property, except where any violation would not, individually or in the aggregate, have a Material Adverse Effect.  The Company is not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property.  To the extent any Intellectual Property is sublicensed to any of the Company or a Subsidiary by a third party, such sublicensed rights shall continue in full force and effect if the principal third party license terminates for any reason.  There are no contracts or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement.  Except as disclosed in the Registration Statement, the Prospectus or the Prospectus Supplement and except for the Company’s agreement with Intellichoice, Inc., Southern Software, Inc. and Airport Safety Concepts LLC, the Company is not subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world.  The Company has taken all necessary and reasonably appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”).  All use or disclosure of Confidential Information owned by the Company by or to a third party has been pursuant to a written agreement between the Company and such third party.  All use or disclosure of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.
(r)
Patents. The pending patent applications set forth in the Registration Statement, the Prospectus and the Prospectus Supplement (the “Pending Patents”) are being diligently prosecuted by the Company.  To the Company’s best knowledge, there is no existing patent or published patent application that would interfere, conflict with or otherwise adversely affect the validity, enforcement or scope of the Pending Patents if claims of such Pending Patents were issued in substantially the same form as currently written.  Except as disclosed in Schedule 3.1(r), no security interests or other Liens have been created with respect to the Pending Patents; and the Pending Patents have not been exclusively licensed to another entity or Person.

(s)
Insurance.  The Company maintains insurance covering its properties as the Company reasonably deems adequate and as is customary for companies engaged in similar businesses.  Such insurance protects the Company against losses and risks to an extent which is adequate to protect the Company its business and includes, but is not limited to, directors’ and officers’ insurance coverage at least equal to $3 million.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.  There is no material insurance claim made by or against the Company pending, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respective thereof have been paid.

(t)
Transactions With Affiliates and Employees.  Except as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company is not a party to or subject to any employment contract or arrangement providing any director with annual compensation, or the opportunity to earn annual compensation (whether through fixed salary, bonus, commission, options or otherwise), of more than $120,000.  No relationship, direct or indirect, exists between or among any of the Company and its Affiliates, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Prospectus or the Prospectus Supplement which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness extended by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as described in the Registration Statement, the Prospectus and the Prospectus Supplement. The Company and its Affiliates are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company has not, in violation of Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer of the Company.
(u)
Sarbanes-Oxley; Internal Accounting Controls.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has used such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Prospectus and the Prospectus Supplement.  The Company maintains a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated) and (Y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has validly appointed an audit committee, compensation committee and nominating committee, each of whose composition satisfies the requirements of the rules and regulations of the NASDAQ Stock Market, and for each such committee, the board of directors and/or the relevant committee has adopted a charter that satisfies the requirements of the rules and regulations of the NASDAQ Stock Market. Neither the board of directors of the Company nor the audit committee has been informed, nor is any director or executive officer of the Company aware, of: (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting, since the end of the Company’s most recent audited fiscal year, which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(v)
Certain Fees.  Except as described in the Registration Statement, the Prospectus and the Prospectus Supplement, there are no claims, arrangements, agreements or understandings of the Company or any officer, director or stockholder of the Company relating to the payment of a broker’s, finder’s, consulting or origination fee or other similar payment in connection with the transactions contemplated by this Agreement or that otherwise may affect the Placement Agents’ compensation as determined by FINRA in respect of the transactions contemplated by this Agreement. Except as described in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member other than the Placement Agents; or (iii) to the Company’s knowledge, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 12 months prior to the date hereof. Expect with respect to fees and expenses due to the Placement Agents, none of the net proceeds from the sale of the Securities will be paid by the Company to any participating FINRA member or any affiliate thereof.
(w)
FINRA Affiliation. No officer, director or beneficial owner of 10% or more of the Company’s common stock or securities convertible into common stock (any such individual or entity, for purposes of this section, a “Company Affiliate”) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).  Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any member of FINRA.  No Company Affiliate has made a subordinated loan to any member of FINRA.  No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement) will be paid to any FINRA member, any persons associated with a FINRA member or an affiliate of a FINRA member. Except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Placement Agents within the 180-day period prior to the initial filing date of the Registration Statement.   No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement is a FINRA member, is a person associated with a FINRA member or is an affiliate of a FINRA member.  No FINRA member participating in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a FINRA member, the parent or affiliate of a FINRA member or any person associated with a FINRA member in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the sale of Securities contemplated herein, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the sale of Securities contemplated herein.  “Any person associated with a FINRA member” means (1) a natural person who is registered or has applied for registration under the rules of FINRA and (2) a sole proprietor, partner, officer, director, or branch manager of a FINRA member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA member.  When used herein, the term “affiliate of a FINRA member” or “affiliated with a FINRA member”

means an entity that controls, is controlled by or is under common control with a FINRA member.
(x)
Registration Rights.  No holder of any securities of the Company or any Common Share Equivalent has any rights to require the Company to register any such securities under the Securities Act as part or on account of, or otherwise in connection with, the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(y)
Listing and Maintenance Requirements.  The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(z)
Projections.  The projections included in Registration Statement, the Prospectus and the Prospectus Supplement, including but not limited to any statement with respect to projected revenues, gross profit and gross profit percentage (the "Projections"), were prepared by the Company based on reasonable and appropriate assumptions for projections of such kind and with respect to the Company, including, among other things, (i) the Company’s anticipated future performance after the consummation of the Offering, (ii) general business and economic conditions, (iii) competitive forces and (iv) the actions of regulatory agencies and governmental bodies.  The Projections are based upon an analysis of the data available to the Company, after due inquiry, at the time of the Projections, and the Company believes the information contained in the Projections is reasonably accurate.  The Company expects that the Projections will be realized.  The Projections were prepared in accordance with standards for projections promulgated by the American Institute of Certified Public Accountants or with a view to compliance with published guidelines of the Commission regarding projections or forecasts contained in Item 10(b) of Regulation S-K.

(aa)
Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC

Reports or Prospectus Supplement.   The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  All information contained in the questionnaires completed by each of the Company’s officers and directors and to the knowledge of the Company each of the Company’s 5%-or-more holders prior to the date hereof and provided to the Placement Agents, as well as all information contained in the biographies of such officers and directors in the Registration Statement, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires or biographies to become inaccurate or misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(bb)
No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(cc)	ERISA.
(i)
Except as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. No Employee Plan is subject to Title IV of ERISA.

(ii)
The Registration Statement, the Prospectus and the Prospectus Supplement identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement required to be disclosed pursuant to the Securities Act providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits, which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates; and (iii) covers any officer or director or former officer or director of the Company or any of its ERISA Affiliates. These agreements, arrangements, policies or plans are referred to collectively as “Benefit Arrangements.” Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law.

(iii)
Except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under applicable law.

(iv)
No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(dd)
Acceleration Event. The execution of the Transaction Documents and consummation of the transactions contemplated by therein will not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance or otherwise), acceleration, increase in vesting or increase in benefits to any current or former participant, employee or director of the Company other than events that, either individually or taken as a whole, are not material to the financial condition or business of the Company.

(ee)
Tax Status.  The Company has accurately prepared and timely filed all federal, state, local, foreign and other tax returns required to be filed by it and has paid or made provision for the payment of all taxes, assessments or similar charges as required by GAAP, including without limitation all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company that would individually or in the aggregate have a Material Adverse Effect.
(ff)
Money Laundering.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and, to the Company’s knowledge, all other jurisdictions to which the Company is subject, including under: (i) the Bank Secrecy Act; (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; (iii) the Foreign Corrupt Practices Act of 1977; (iv) the Currency and Foreign Transactions Reporting Act; (v) ERISA; (vi) the Money Laundering Control Act; (vii) the rules and regulations promulgated under any such law or any successor law, or any judgment, decree or order of any applicable administrative or judicial body relating to such law; and (viii) any corresponding law, rule, regulation, ordinance, judgment, decree or order of any state or territory of the United States or applicable foreign jurisdiction or any administrative or judicial body thereof (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)
Political Contributions. Neither the Company nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal, state or other governmental officer or official, or other Person charged with public or quasi-public duties, in the United States or otherwise, other than payments that are not prohibited by applicable law.

(hh)
No Improper Influences. The Company has not offered, or sought to cause the Placement Agents to offer, Securities to any Person or entity with the intention of unlawfully influencing (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, (ii) a journalist or publication to write or publish favorable information about the Company or its products or services or (iii) a regulatory official or authority to alter the regulation of the Company or its business, products or services.

(ii)
Accountants.  The Company’s independent registered public accounting firm is PMB Helin Donovan LLP.  To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ending December 31, 2016.

(jj)	Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(kk)
Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.14 hereof), it is understood and acknowledged by the Company that none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term.

(ll)
Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s Placement Agents in connection with the placement of the Securities.

(mm)
Investment Company Act of 1940. The Company is not, and is not an Affiliate of, and, at all times up to and including consummation of the transactions contemplated by this Agreement and after giving effect to the application of the net proceeds of the sale of Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended

(nn)
Office of Foreign Assets Control.  None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

(oo)
Non-Competition.  No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect such person’s ability to act in such person’s respective capacity on behalf of the Company.

(pp)
Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of Warrants and the Warrant Shares by the Company to the Purchasers as contemplated hereby.

(qq)
No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Warrants and Warrant Shares by any form of general solicitation or general advertising. The Company has offered the Warrants and Warrant Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(rr)
 No Disqualification Events.  With respect to the Warrants and Warrant Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, or, to the knowledge of the Company, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ss)
Other Covered Persons. Other than the Placement Agents, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(tt)
 Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agents in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(uu)
Knowledge. As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers, directors or managers of the Company).
(vv)
Certificates. Any certificate signed by or on behalf of the Company and delivered to the Placement Agents or to Ellenoff Grossman & Schole LLP (“EGS”) shall be deemed to be a representation and warranty of the Company, as if set forth herein, as to the matters covered thereby.

3.2          Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)
Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which it is a party and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)
No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents, if any, of such Purchaser or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except for such violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)
Understandings or Arrangements.  Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the

Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  Specifically, such Purchaser understands that the Warrants and Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any other applicable state securities law and is acquiring such Securities as principal for its own account, not as nominee or agent, and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement, if applicable, or otherwise in compliance with applicable federal and state securities laws).
(d)
Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e)
Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)
Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agents nor any Affiliate of the Placement Agents has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agents nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agents and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Placement Agents nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(g)
Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(h)
Reliance on Exemptions. Such Purchaser understands that the Warrants and Warrant Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Warrants.

(i)
No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j)
Brokers and Finders. Other than the Placement Agents, no broker or finder has acted for the Subscriber in connection with its purchase of any Security and no broker or finder is entitled to any broker’s or finder’s fees or other commissions in connection therewith based on agreements between the Subscriber and any broker or finder.

(k)
Affiliate Status. After giving effect to the transactions contemplated by this Agreement, such Purchaser will not be a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Exchange Act) of more than 10% of the Common Shares.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.
ARTICLE IV.
 OTHER AGREEMENTS OF THE PARTIES
4.1          Removal of Legends.

(a)
The Warrants and Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Warrants or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act.

(b)	The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Warrants or Warrant Shares issuable upon exercise thereof in the following form:
NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.
(c)
 The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Warrants or Warrant Shares issuable upon exercise thereof to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Warrants or the Warrant Shares issuable upon exercise thereof to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Warrants and the Warrant Shares issuable upon exercise thereof may reasonably request in connection with a pledge or transfer of the Warrants or the Warrant Shares issuable upon exercise thereof.
(d)
Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (“Effective Date”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will , no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(e)
 In addition to such Purchaser’s other available remedies (but without duplication of the remedies provided in Section 1(c) of the Warrant), the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of

Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (x) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends or (y) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Warrant Shares and ending on the date of such delivery and payment under this clause (y).
(f)	The Shares shall be issued free of legends.
4.2          Furnishing of Information.
(a)
Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)
At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Warrant Shares (assuming cashless exercise) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of such Purchaser’s Warrants on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Warrant Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 2.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.
4.3          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Warrants or Warrant Shares or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
4.4          Securities Laws Disclosure; Publicity.  The Company shall (a) by 8:45 a.m. (New York City time) on the first Trading Day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).
4.5          Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.
4.6          Non-Public Information.   Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
4.7          Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder as described in the Prospectus Supplement and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), except as set forth on Schedule 4.7 and only to the extent that such debt is accelerated or a default is declared thereunder, (b) for the redemption of any Common Shares or Common Share Equivalents, (c) for the settlement of any outstanding litigation, or (d) in violation of FCPA or OFAC regulations.
4.8          Indemnification of Purchasers.   Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
4.9          Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10          Listing of Common Shares. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.  The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
4.11          [RESERVED]
4.12          Subsequent Equity Sales.
(a)
From the date hereof until 30 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents.

(b)
From the date hereof until the second anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)	Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.13          Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.
4.14          Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
4.15          Capital Changes.  Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward share split or reclassification of the Common Shares without the prior written consent of the Purchasers holding a majority in interest of the Shares, unless such split or reclassification is undertaken for the sole purpose of maintaining compliance with the bid price requirements of The Nasdaq Stock Market LLC.
4.16          Exercise Procedures.  The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants.  Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants.  The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.
4.17           Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Warrant and Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Warrant and Warrant Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.
ARTICLE V.
MISCELLANEOUS
5.1          Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before January 16, 2017; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).
5.2          Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.
5.3          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.4          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m.

(New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.
5.5          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Securities based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser, Any amendment effected in accordance with accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.
5.6          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.7          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”
5.8          No Third-Party Beneficiaries.  The Placement Agents shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.
5.9          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.
5.10          Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.
5.11          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
5.12          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided (including all applicable grace or cure periods), then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Common Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).
5.14          Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.
5.15          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.
5.16          Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
5.17          Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any

Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS.  EGS does not represent any of the Purchasers and only represents the Lead Placement Agent.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.
5.18          Saturdays, Sundays, Holidays, etc.   If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
5.19          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.
5.20          WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COPSYNC, INC.	Address for Notice: 16415 Addison Road, Suite 300 Addison, TX 75001
By:__________________________________________ Name: Ronald A. Woessner Title: Chief Executive Officer With a copy to (which shall not constitute notice):	Email:
Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 ATTN: Alexander R. McClean, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: _________________________________
Name of Authorized Signatory: _______________________________________________
Title of Authorized Signatory: ________________________________________________
Email Address of Authorized Signatory:_________________________________________
Facsimile Number of Authorized Signatory: __________________________________________
Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

Warrant Shares: __________________

EIN Number: _______________________

☐  Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

Exhibit 99.1

COPsync Announces $1.15 Million Registered Direct Offering

DALLAS, TX – January 6, 2017 – COPsync, Inc. (NASDAQ: COYN) announced that it has entered into securities purchase agreements with certain accredited investors providing for the purchase and sale of 1,772,614 shares of common stock in a registered direct offering. In a concurrent private placement, COPsync has agreed to sell Class A Warrants to purchase up to 1,772,614 shares of common stock with an exercise price of $1.03 per share and Class B Warrants to purchase up to 1,772,614 shares of common stock with an exercise price of $1.03 per share. The combined purchase price for one registered share of common stock, one unregistered Class A Warrant and one unregistered Class B warrant is $0.65. The Class A Warrants and Class B Warrants will be exercisable beginning six months following the closing date of the private placement. The Class A Warrants will expire on the eighteen-month anniversary of the date on which they become exercisable, and the Class B Warrants will expire on the five-year anniversary of the date on which they become exercisable.

The gross proceeds to COPsync from the registered direct offering and concurrent private placement are estimated to be approximately $1.15 million before deducting the placement agent’s fees and other estimated offering expenses. The registered direct offering and concurrent private placement are expected to close on or about January 11, 2017, subject to customary closing conditions.

The Company intends to use the aggregate net proceeds from the registered direct offering and concurrent private placement for expansion of sales and marketing, working capital, continued product development and network enhancement, and other corporate purposes.

Maxim Group LLC is acting as the lead placement agent for the registered direct offering and the concurrent private placement, with Aegis Capital Corp. acting as co-placement agent.

The shares of common stock described above are being offered by COPsync pursuant to a “shelf” registration statement on Form S-3 (File No. 333-212389) filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on July 13, 2016. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC.

When available, copies of the prospectus supplement, together with the accompanying base prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174 or via telephone at 212-895-3745.

The warrants and shares of the Company’s common stock issuable upon exercise of the warrants have not been registered with the SEC and are being offered in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About COPsync

COPsync, Inc. (NASDAQ: COYN) is a technology company that connects law enforcement officers across the nation, so they can communicate and share mission-critical information in real-time. This saves officers' lives and keeps the public safer, helps law enforcement officers catch common criminals and stop child kidnappings, vehicle thefts, bank robberies and other crimes in progress, and arms the nation's law enforcement officers with needed information so they can help defend against terrorism. For more information, go to www.copsync.com.

Safe Harbor Statement

Statements in this press release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales, proposed financing transactions or other statements about anticipations, beliefs, expectations, intentions, plans or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements containing words like "expect," "anticipate," "potential," "expects," "believe," "confident," "estimated," "future," "plan," "planning," "projected," "strategy," "pursuing," "objective" and other similar terms, express management's current views concerning future events, trends, contingencies or results, which may be considered forward-looking statements. Specifically, the statement “The Company intends to use the aggregate net proceeds from the registered direct offering and concurrent private placement for . . .” is a forward-looking statement. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based on information available to the Company on the date this release was issued. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to succeed in its sales strategy, raise sufficient capital, meet its debt obligations as they become due, maintain its NASDAQ listing or succeed in its business strategy, which may adversely affect the Company’s business and the value of an investment in the Company’s stock. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s registration statement filed with the Securities and Exchange Commission.

Contact:

Investor Relations
Everest Corporate Advisors, Inc.
702-902-2361
702-982-1339

For COPsync:
Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com

Media:
Cynthia Vetter
Director of Media
and Investor Relations
cvetter@copsync.com

Annex E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(AMENDMENT NO. 1)

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The registrant hereby amends its Current Report on Form 8-K previously filed on January 10, 2017 (the “Original 8‑K”) solely for the purpose of amending Item 9.01 of the Original 8-K to (i) refile the Form of Class A Warrant previously filed as Exhibit 4.1 to the Original 8-K in its entirety, which is being filed as Exhibit 4.1 to this Current Report on Form 8-K/A, and (ii) to refile the Form of Class B Warrant previously filed as Exhibit 4.2 to the Original 8-K in its entirety, which is being filed as Exhibit 4.2 to this Current Report on Form 8-K/A.  Other than as set forth in this Explanatory Note, this Form 8-K/A does not amend any other items in the Original 8-K or include any other modifications to the exhibits included as part of the Original 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Class A Warrant
4.2	Form of Class B Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: January 11, 2017	By:	/s/ Philip J. Anderson
	Name:	Philip J. Anderson
	Title:	Chief Financial Officer

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON SHARE PURCHASE WARRANT
COPSYNC, INC.
Warrant To Purchase Common Stock
Warrant No.:
Number of Shares of Common Stock:_____________
Date of Issuance:  January [___], 2017 ("Issuance Date")
COPSYNC, INC., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after [        ], 20171 (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), ______________ (_____________)2 fully paid nonassessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the "Warrant Shares").  Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 17.  This Warrant is one of the Warrants to purchase Common Stock (the "Warrants") issued pursuant to (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January [        ], 2017 (the "Subscription Date") by and between the Company and the purchasers signatory thereto.

1 6 months after issuance date.
2 Insert 100% of the number of shares of Common Stock purchased pursuant to the SPA.

1.          EXERCISE OF WARRANT.
(a)          Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant.  Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Trading Day following the date on which the Company has received the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company's transfer agent (the "Transfer Agent").  So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (ii) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise.  The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than two (2) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.  The Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder's delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.
(b)          Exercise Price.  For purposes of this Warrant, "Exercise Price" means $1.03, subject to adjustment as provided herein.
(c)          Company's Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company's share register or (y) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, to credit the Holder's balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and either (x) there is an effective registration statement permitting the issuance of the

Warrant Shares to or resale of the Warrant Shares by Holder or (y) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof.  While this Warrant is outstanding, the Company shall cause its transfer agent to participate in the DTC Fast Automated Securities Transfer Program.  In addition to the foregoing rights, if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise.
(d)          Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
                                     B

For purposes of the foregoing formula:
A= the total number of shares with respect to which this Warrant is then being exercised.
B= as applicable:  (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(d) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(d) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder's execution of the applicable Exercise Notice if such Exercise Notice is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(d) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(d) hereof after the close of "regular trading hours" on such Trading Day.
C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the portion of this Warrant being exercised, and the holding period of the portion of this Warrant being exercised may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 1(d).

(e)          Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)           Beneficial Ownership.  Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99][9.99]% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f).  For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number").  If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "Reduction Shares") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other

Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares.  As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares.  Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder.  For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
(g)          Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the "Required Reserve Amount"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(b) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the "Authorized Share Allocation").  In the event that a holder shall sell or otherwise transfer any of such holder's Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).
(h)          Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required

Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.  Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.
2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(a)          [Reserved.]
(b)          Adjustment Upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(c)          Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company's Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS.  In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(a)          Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the

Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).
(b)          Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing, pursuant to written agreements in form and substance satisfactory to the Required Holders, all of the obligations of the Company under this Warrant and all other Transaction Documents in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, but which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction).  Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the "Company" shall instead refer to the Successor Entity), and the Successor Entity may exercise every prior right and power of the Company and shall assume all prior obligations of the Company under this Warrant with the same effect as if the Successor Entity had been named as the Company in this Warrant.  On or prior to the consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant.  Notwithstanding the foregoing, and without limiting the provisions of Section 1(g) hereof, the Holder may elect, at its sole discretion, by delivery of a written notice to the Company, to permit a Fundamental Transaction without the required assumption of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity shall ensure that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the consummation of the Corporate Event, shares of Common Stock or capital stock of the Successor Entity or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter) issuable upon exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant).  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.  The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.
(c)          Notwithstanding the foregoing, in the event of Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.
5.          NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).
6.          WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
7.          REISSUANCE OF WARRANTS.
(a)          Transfer of Warrant.  Subject to compliance with any applicable securities laws, the conditions set forth in Section 7(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
(b)          Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(c)          Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.
(d)          Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant

Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
(e)          Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

8.          NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two  (2) Business Days after so mailed and (D) if delivered by electronic mail, when sent and (E) if delivered by facsimile, when sent (provided that confirmation of transmission is generated and kept by the sending party), and will be delivered and addressed as follows:
(i)          if to the Company, to:
COPsync, Inc.
 16415 Addison Road, Suite 300
Addison, TX 75001
 Attention: Ronald A. Woessner
Email: rwoessner@copsync.com

With a copy to (which shall not constitute notice):
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, NY 14604
Attention: Alexander R. McClean, Esq.

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.          AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
10.        GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR

ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.        VARIABLE RATE TRANSACTIONS.  Notwithstanding anything to the contrary contained herein, from and after the Subscription Date and on or prior to the second anniversary of the Issuance Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock, Convertible Securities or Options (or a combination thereof) involving a Variable Rate Transaction.  As used herein, "Variable Rate Transaction" means a transaction in which the Company or any of its Subsidiaries (i) issues or sells any debt or equity security that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to an equity line of credit or at-the-market offering, whereby the Company or any of its Subsidiaries may issue securities at a future determined price.
12.        DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder  or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
13.        REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
14.        TRANSFER.  This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company. Notwithstanding the foregoing, the Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise following the six-month anniversary of the Issuance Date, will have restrictions upon resale imposed by state and federal securities laws.
15.        SEVERABILITY; CONSTRUCTION; HEADINGS.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
16.          DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.
17.        CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:
(a)          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(b)          "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act.  For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(c)           "Bid Price" means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination.  If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 12.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
(d)          "Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the per share value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.
(e)          "Bloomberg" means Bloomberg Financial Markets.
(f)          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(g)          "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(h)          "Common Stock" means (i) the Company's Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
(i)          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(j)          "Eligible Market" means The NASDAQ Capital Market, the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc.
(k)          "Expiration Date" means the date eighteen (18) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.
(l)          "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity as a result of which transaction, the stockholders of the Company as of a time immediately prior to such transaction no longer hold at least 50% of the voting securities of the surviving entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(m)          "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(n)          "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(o)          "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(p)          "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(q)          "Principal Market" means The NASDAQ Capital Market.
(r)          "Required Holders" means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.
(s)          "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(t)          "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(u)          "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(v)          "Transaction Documents" means any agreement entered into by and between the Company and the Holder, as applicable.
 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

COPSYNC, INC.

By:___________________________
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
COPSYNC, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of COPSYNC, INC., a company organized under the laws of Delaware (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________	a "Cashless Exercise" with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

COPSYNC, INC.

By:________________________________
Name:
Title:

Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON SHARE PURCHASE WARRANT
COPSYNC, INC.
Warrant To Purchase Common Stock
Warrant No.:
Number of Shares of Common Stock:_____________
Date of Issuance:  January [___], 2017 ("Issuance Date")
COPSYNC, INC., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after [        ], 20171 (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), ______________ (_____________)2 fully paid nonassessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the "Warrant Shares").  Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 17.  This Warrant is one of the Warrants to purchase Common Stock (the "Warrants") issued pursuant to (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January [        ], 2017 (the "Subscription Date") by and between the Company and the purchasers signatory thereto.

1 6 months after issuance date.
2 Insert 100% of the number of shares of Common Stock purchased pursuant to the SPA.

1.          EXERCISE OF WARRANT.
(a)          Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant.  Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Trading Day following the date on which the Company has received the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company's transfer agent (the "Transfer Agent").  So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (ii) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise.  The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than two (2) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.  The Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder's delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.
(b)          Exercise Price.  For purposes of this Warrant, "Exercise Price" means $1.03, subject to adjustment as provided herein.
(c)          Company's Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company's share register or (y) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, to credit the Holder's balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares are otherwise ineligible for issuance via DTC, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and either (x) there is an effective registration statement permitting the issuance of the

Warrant Shares to or resale of the Warrant Shares by Holder or (y) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof.  While this Warrant is outstanding, the Company shall cause its transfer agent to participate in the DTC Fast Automated Securities Transfer Program.  In addition to the foregoing rights, if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise.
(d)          Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
                                       B

For purposes of the foregoing formula:
A= the total number of shares with respect to which this Warrant is then being exercised.
B= as applicable:  (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(d) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(d) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder's execution of the applicable Exercise Notice if such Exercise Notice is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(d) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(d) hereof after the close of "regular trading hours" on such Trading Day.
C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the portion of this Warrant being exercised, and the holding period of the portion of this Warrant being exercised may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 1(d).

(e)          Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.
(f)           Beneficial Ownership.  Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99][9.99]% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f).  For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number").  If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "Reduction Shares") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other

Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares.  As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares.  Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder.  For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
(g)          Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the "Required Reserve Amount"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(b) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the "Authorized Share Allocation").  In the event that a holder shall sell or otherwise transfer any of such holder's Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).
(h)          Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required

Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.  Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.
2.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(a)          [Reserved.]
(b)          Adjustment Upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(c)          Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company's Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.             RIGHTS UPON DISTRIBUTION OF ASSETS.  In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4.             PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(a)          Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the

Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).
(b)          Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing, pursuant to written agreements in form and substance satisfactory to the Required Holders, all of the obligations of the Company under this Warrant and all other Transaction Documents in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, but which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction).  Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the "Company" shall instead refer to the Successor Entity), and the Successor Entity may exercise every prior right and power of the Company and shall assume all prior obligations of the Company under this Warrant with the same effect as if the Successor Entity had been named as the Company in this Warrant.  On or prior to the consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant.  Notwithstanding the foregoing, and without limiting the provisions of Section 1(g) hereof, the Holder may elect, at its sole discretion, by delivery of a written notice to the Company, to permit a Fundamental Transaction without the required assumption of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity shall ensure that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the consummation of the Corporate Event, shares of Common Stock or capital stock of the Successor Entity or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter) issuable upon exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant).  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.  The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.
5.             NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).
6.             WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
7.             REISSUANCE OF WARRANTS.
(a)          Transfer of Warrant.  Subject to compliance with any applicable securities laws, the conditions set forth in Section 7(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
(b)          Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(c)          Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.
(d)          Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
(e)          Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-

of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.
8.             NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two  (2) Business Days after so mailed and (D) if delivered by electronic mail, when sent and (E) if delivered by facsimile, when sent (provided that confirmation of transmission is generated and kept by the sending party), and will be delivered and addressed as follows:
(i)          if to the Company, to:
COPsync, Inc.
 16415 Addison Road, Suite 300
Addison, TX 75001
 Attention: Ronald A. Woessner
Email: rwoessner@copsync.com

With a copy to (which shall not constitute notice):
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, NY 14604
Attention: Alexander R. McClean, Esq.

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.
The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.             AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
10.           GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.           VARIABLE RATE TRANSACTIONS.  Notwithstanding anything to the contrary contained herein, from and after the Subscription Date and on or prior to the second anniversary of the Issuance Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock, Convertible Securities or Options (or a combination thereof) involving a Variable Rate Transaction.  As used herein, "Variable Rate Transaction" means a transaction in which the Company or any of its Subsidiaries (i) issues or sells any debt or equity security that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to an equity line of credit or at-the-market offering, whereby the Company or any of its Subsidiaries may issue securities at a future determined price.
12.           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder  or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
13.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
14.           TRANSFER.  This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company. Notwithstanding the foregoing, the Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise following the six-month anniversary of the Issuance Date, will have restrictions upon resale imposed by state and federal securities laws.
15.           SEVERABILITY; CONSTRUCTION; HEADINGS.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
16.           DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.
17.           CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:
(a)          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(b)          "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act.  For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(c)           "Bid Price" means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination.  If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 12.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
(d)          "Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the per share value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.
(e)          "Bloomberg" means Bloomberg Financial Markets.
(f)          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g)          "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(h)          "Common Stock" means (i) the Company's Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
(i)          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(j)          "Eligible Market" means The NASDAQ Capital Market, the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc.
(k)          "Expiration Date" means the date five (5) years after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.
(l)          "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity as a result of which transaction, the stockholders of the Company as of a time immediately prior to such transaction no longer hold at least 50% of the voting securities of the surviving entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its

"significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(m)          "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(n)          "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(o)          "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(p)          "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(q)          "Principal Market" means The NASDAQ Capital Market.
(r)          "Required Holders" means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.
(s)          "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(t)          "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(u)          "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.
(v)          "Transaction Documents" means any agreement entered into by and between the Company and the Holder, as applicable.
 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

COPSYNC, INC.

By:___________________________
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
COPSYNC, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of COPSYNC, INC., a company organized under the laws of Delaware (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________	a "Cashless Exercise" with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

COPSYNC, INC.

By:________________________________
Name:
Title:

Annex F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events

On January 18, 2017, COPsync, Inc. (the “Company”) was notified by The NASDAQ Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had determined to grant the Company’s request for continued listing on Nasdaq pursuant to an extension through May 17, 2017 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market. The Company is diligently working to timely satisfy the terms of the Panel’s decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: January 19, 2017	By:	/s/ Philip J. Anderson
	Name:	Philip J. Anderson
	Title:	Chief Financial Officer

Annex G

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Date of Report (Date of earliest event reported): January 16, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2017, board member, Joel Hochberg, notified the Company of his resignation from the Board of Directors (the “Board”) of COPsync, Inc. (the “Company”), effective on the same date.

On January 20, 2017, the Board appointed Larry Schafran as a member of the Board to fill the vacancy created by Mr. Hochberg’s resignation. His appointment is effective January 16, 2017.  Mr. Schafran will also serve as a member of the Board’s Audit Committee.

There was no arrangement or understanding between Mr. Schafran and any other person pursuant to which Mr. Schafran was selected to serve as a director, and there are no related party transactions involving Mr. Schafran that are reportable under Item 404(a) of Regulation S-K.

Mr. Schafran will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors, the components of which were disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders.

In connection with Mr. Schafran’s appointment, the Board made a few realignments to the current committee structure and appointed Mr. Brad Powers to the Nominating and Governance Committee (the “Committee”). Mr. Joseph Alosa, Sr. was appointed to serve as the Committee’s Chair.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: January 20, 2017	By:	/s/ Philip J. Anderson
	Name:	Philip J. Anderson
	Title:	Chief Financial Officer